SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                        Act of 1934.

Date of report (Date of earliest event reported) September 15, 1994

               Commission File Number 1-16914

                  THE E.W. SCRIPPS COMPANY
   (Exact name of registrant as specified in its charter)




      Delaware                         1-16914                  51-0304972
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       file number)         Identification Number)

     1105 N. Market Street
     Wilmington, Delaware                                         19801
(Address of principal executive offices)                       (Zip Code)

 Registrant's telephone number, including area code:  (302) 478-4141

                          Not Applicable
   (Former name, former address and former fiscal year, if
                 changed since last report.)

             INDEX TO THE E. W. SCRIPPS COMPANY

         REPORT ON FORM 8-K DATED SEPTEMBER 15, 1994



Item No.                                             Page


  5       Other Events                                3

ITEM 5.   OTHER EVENTS

On September 14, 1994 shareholders of Scripps Howard
Broadcasting Company ("SHB") approved a proposal to merge
("Merger Agreement") the company with its parent, The E.W.
Scripps Company ("EWS").

Prior to September 14, 1994 EWS owned 86% of the 10.3 million outstanding shares of SHB common stock.

Shareholders of SHB will receive 3.45 shares of EWS's Class
A Common Stock in a tax-free exchange for each SHB share that EWS did not already own.

Pursuant to the Merger Agreement, the Certificate of Merger was filed with the Secretary of State of Ohio on September
15, 1994, at which time the Merger became effective.

The acquisition of the 14% of SHB not already owned by EWS will be accounted for as a purchase. Based upon the September 15, 1994 closing price of $29.63 for EWS Class A
Common Stock, the acquisition was valued at $147 million.


                         SIGNATURES


Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 THE E.W. SCRIPPS COMPANY




Dated : September 27, 1994       By:  /s/ D. J. Castellini

                                 D. J. Castellini
                                 Senior Vice President, Finance & Administration